EXHIBIT (J)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services" and "Financial Statements" and to the use of our report dated February 7, 2001 on the financial statements of Gabelli Capital Asset Fund incorporated by reference in this Registration Statement (Form N-1A No. 33-61254)of The Gabelli Capital Series Funds, Inc.


                                   /S/ERNST & YOUNG LLP
                                      Ernst & Young LLP


New York, New York
April 25, 2001


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